Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES SECOND QUARTER 2012

FINANCIAL AND OPERATING RESULTS

• Revenue Increased 34.4% y/y to $120.1 million
• GAAP EPS Increased 7.1% y/y to $0.15
• Adjusted EPS Increased 35.3% y/y to $0.23

NEW YORK, N.Y., July 27, 2012—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial and operating results for the second quarter of 2012.

Q2 2012 Financial Summary

For the quarter ended June 30, 2012, revenue increased 34.4% to $120.1 million, compared to $89.3 million for the same period a year ago.  Net income for the quarter increased 4% to $13.0 million compared to net income of $12.4 million for the same period a year ago.  Fully diluted GAAP EPS for the quarter increased 7.1% y/y to $0.15 and adjusted EPS increased 35.3% y/y to $0.23.

For the first half of 2012, revenue increased 32% to $227.4 million compared to revenue of $171.8 million for the same period in the prior year.  Net income for the first half of the year was $20.0 million versus net income of $22.2 million for the prior year period.  Fully diluted GAAP EPS for the first half decreased 11% y/y to $0.23 and adjusted EPS increased 23% y/y to $0.38.

“The Supreme Court’s decision to uphold the Affordable Care Act was a great outcome for HMS, providing support for our long-term growth strategy,” said Bill Lucia, CEO of HMS.  “States are now focused on evaluating alternatives to comply with the ACA and expediting key program integrity initiatives, including the Medicaid Recovery Audit Contractor program,” Lucia added.  “HMS is working with our clients—including six new states signed this quarter—to help them achieve compliance with the federal law.  Politics aside, everyone agrees that fraud, waste, and abuse must be rooted out of the healthcare system, and HMS is uniquely positioned to drive that agenda forward.”

Webcast and Conference Call Information

HMS will be hosting its second quarter 2012 conference call and webcast with the investment community on Friday, July 27, 2012 at 9:00 am Eastern Time.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at 1-888-500-6974. International participants can listen to the call at 1-719-457-2710.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The passcode is 6347257. The replay will be available at 11 a.m. ET on July 27 through 11:59 p.m. ET on August 3, 2012.

The HMS Form 10-Q for the quarter June 30, 2012 will be filed and available on our website at http://investor.hms.com on or about August 9, 2012, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 135 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recovered over $2.5 billion in 2011, and saved nearly $7 billion through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization intangibles. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: regulatory actions, budgetary pressures and political influences that could affect the procurement practices and operations of healthcare organizations and agencies; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our ability to manage our growth and its demands on our resources and infrastructure; our ability to successfully integrate our acquisitions; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the payment process and reduce the need for and price of our services; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; and, our ability to maintain effective information systems and protect them from damage or interruption.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is available at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this press release speak only as of the date of this release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Three and Six-Month Periods Ended June 30, 2012 and 2011

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue	$120,069	$89,346	$227,383	$171,803

Cost of services:

Compensation	40,043	31,531	79,319	62,842
Data processing	8,026	5,652	14,920	10,634
Occupancy	4,194	3,726	8,314	7,534
Direct project costs	13,200	11,064	26,043	20,653
Other operating costs	5,986	4,597	11,113	8,811
Amortization of acquisition related software and intangibles	8,149	1,648	16,298	3,388
Total cost of services	79,598	58,218	156,007	113,862

Selling, general & administrative expenses	14,875	10,668	29,739	21,372
Total operating expenses	94,473	68,886	185,746	135,234
Operating income	25,596	20,460	41,637	36,569

Interest expense	(4,158)	(23)	(8,363)	(46)
Other income, net	209	277	319	549
Interest income	2	16	4	36
Income before income taxes	21,649	20,730	33,597	37,108
Income taxes	8,669	8,307	13,574	14,869
Net income and comprehensive income	$12,980	$12,423	$20,023	$22,239

Basic income per share data:
Net income per basic share	$0.15	$0.15	$0.23	$0.26

Weighted average common shares outstanding, basic	86,196	83,925	86,030	84,186

Diluted income per share data:
Net income per diluted share	$0.15	$0.14	$0.23	$0.26

Weighted average common shares, diluted	88,351	86,720	88,429	87,112

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$105,364	$97,003
Accounts receivable, net of allowance of $811 at June 30, 2012 and $1,158 at December 31, 2011	112,351	112,505
Prepaid expenses	12,797	6,602
Prepaid income taxes	3,192	2,418
Current portion of deferred financing costs	3,513	3,689
Other current assets	5,200	5,793
Net deferred tax asset	2,106	2,198
Total current assets	244,523	230,208

Property and equipment, net	128,982	127,177
Goodwill, net	361,642	361,786
Intangible assets, net	122,117	132,740
Deferred financing costs	7,495	9,203
Other assets	3,962	837
Total assets	$868,721	$861,951

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$29,398	$40,546
Acquisition related contingent consideration	2,300	2,300
Current portion of term loan	26,250	17,500
Total current liabilities	57,948	60,346

Long-term liabilities:
Deferred rent	632	1,085
Term loan	315,000	332,500
Other liabilities	3,203	2,423
Deferred tax liabilities	71,032	74,360
Total long-term liabilities	389,867	410,368
Total liabilities	447,815	470,714

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized;
91,583,221 shares issued and 86,158,374 shares outstanding at June 30, 2012;
90,575,837 shares issued and 85,587,299 shares outstanding at December 31, 2011	915	906
Capital in excess of par value	260,495	240,241
Retained earnings	179,510	159,487
Treasury stock, at cost; 5,424,847 shares at June 30, 2012 and 4,988,538 shares at December 31, 2011	(20,014)	(9,397)
Total shareholders’ equity	420,906	391,237

Total liabilities and shareholders’ equity	$868,721	$861,951

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

(unaudited)

	Six months ended June 30,
	2012	2011

Operating activities:
Net income	$20,023	$22,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,136	9,805
Stock-based compensation expense	7,095	3,966
Excess tax benefit from exercised stock options	(6,842)	(6,960)
Deferred income taxes	(3,236)	839
Decrease in allowance for doubtful debts	(347)	(74)
Change in fair value of contingent consideration	—	399
Loss on disposal of fixed assets	59	2
Changes in assets and liabilities:
Decrease/(Increase)in accounts receivable	501	(5,597)
Increase in prepaid expenses	(6,195)	(1,006)
Decrease in prepaid income taxes	6,068	7,101
Decrease in other current assets	593	11
Increase in other assets	(101)	(154)
Decrease in accounts payable, accrued expenses and other liabilities	(6,802)	(6,377)
Net cash provided by operating activities	37,952	24,194

Investing activities:
Investment in certificate of deposit	—	(4,809)
Purchases of property and equipment	(17,507)	(8,986)
Investment in Common Stock	(3,024)	—
Acquisitions, net	(1,605)	(339)
Investment in capitalized software	(1,006)	(1,060)
Net cash used in investing activities	(23,142)	(15,194)

Financing activities:
Repayment of term loan	(8,750)	—
Purchases of Treasury Stock	(10,617)	—
Payments on contingent consideration	(250)	—
Proceeds from exercise of stock options	7,453	7,763
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,127)	(903)
Excess tax benefit from exercised stock options	6,842	6,960
Net cash ( used in)/ provided by financing activities	(6,449)	13,820
Net increase in cash and cash equivalents	8,361	22,820

Cash and cash equivalents at beginning of period	97,003	94,836
Cash and cash equivalents at end of period	$105,364	$117,656
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10,817	$7,027
Cash paid for interest	$6,933	$47
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,187	$1,012

HMS HOLDINGS CORP. AND SUBSIDIARIES

(In thousands, except per share amounts)

(unaudited)

Reconciliation of Net income to EBITDA and adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$12,980	$12,423	$20,023	$22,239

Net interest expense	4,156	7	8,359	10
Income taxes	8,669	8,307	13,574	14,869
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	12,733	4,968	25,252	9,805

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$38,538	25,705	67,208	46,923
Stock-based compensation expense	3,405	1,930	7,095	3,966
Adjusted EBITDA	$41,943	$27,635	$74,303	$50,889

Reconciliation of Net income to GAAP EPS and Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$12,980	$12,423	$20,023	$22,239

Stock-based compensation expense, net of tax	2,042	1,157	4,228	2,377
Amortization of intangibles, net of tax	4,886	987	9,713	2,030
Subtotal	19,908	14,567	33,964	26,646

Weighted average common shares, diluted	88,351	86,720	88,429	87,112

Diluted GAAP EPS	$0.15	$0.14	$0.23	$0.26
Diluted adjusted EPS	$0.23	$0.17	$0.38	$0.31